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                                                                 Exhibit 99.B(j)

[letterhead of Deloitte & Touche LLP]


             INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM'S CONSENT


We consent to the incorporation by reference in this Post-Effective Amendment No. 24 to the Registration Statement (No. 33-74628) on Form N-1A of our report dated June 11, 2004, relating to the financial statements and financial highlights which appear in the April 30, 2004, Annual Report to Shareholders of the State Street Research Large-Cap Analyst Fund (a series of State Street Research Securities Trust). We also consent to the reference to us under the headings "Financial Highlights" and "Independent Registered Public Accounting Firm" in such Registration Statement.

/s/ Deloitte & Touche LLP

Boston, Massachusetts
August 30, 2004